EXHIBIT 99.1
News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Second Quarter 2024 Financial Results

Key Q2 2024 Highlights
•Revenue: $828M
•Adj. Revenue(1): $811M
•Pre-tax Income: $300M
•Adj. EBITDA Margin(1): 3.6%
•New Business Signings ACV(2): $142M
•Net ARR Activity Metric(2) (TTM): $(49)M

FLORHAM PARK, NJ, August 7, 2024 - Conduent (NASDAQ: CNDT), a global technology-led business process solutions and services company, today announced its second quarter 2024 financial results.

Cliff Skelton, Conduent President and Chief Executive Officer stated, “We are pleased to report that our Adjusted Revenue and Adjusted EBITDA exceeded expectations, with upside from here. Meanwhile, as anticipated, Q2 represented the low point in our previously communicated growth trajectory. Commercial sales were stronger on both a year-over-year and sequential basis and although Government sales is off to a slower than anticipated start to the year, our overall sales pipeline remains strong as does our balance sheet.”

“Our strategy also remains on track. Targeted divestitures and a balanced use of capital have allowed us to reduce debt and share count, and will allow us to reduce capital intensity and improve cash conversion over time. Our streamlined portfolio and the infusion of new and proven leadership position us well for the future as we advance our solution sets and leverage our strong culture.”

EXHIBIT 99.1
Key Financial Q2 2024 Results

($ in millions, except margin and per share data)	Q2 2024	Q2 2023	Current Quarter Y/Y B/(W)
Revenue	$828	$915	(9.5)%
Adjusted Revenue(1)	$811	$851	(4.7)%
GAAP Net Income (Loss)	$216	$(7)	n/m
Adjusted EBITDA(1)	$29	$64	(54.7)%
Adjusted EBITDA Margin (1)	3.6%	7.5%	(390) bps
GAAP Income (Loss) Before Income Tax	$300	$(7)	n/m
GAAP Diluted EPS	$1.07	$(0.04)	n/m
Adjusted Diluted EPS(1)	$(0.14)	$0.01	n/m
Cash Flow from Operating Activities	$(41)	$(10)	(310.0)%
Adjusted Free Cash Flow(1)	$(55)	$(26)	(111.5)%

Performance Commentary
During the second quarter of 2024, the company completed the transfer of the BenefitWallet portfolio, receiving the remaining $261 million of the aggregate purchase price of $425 million.

The divestiture of the Curbside Management and Public Safety businesses was announced on December 28, 2023 and closed on April 30, 2024 with a purchase price of $230 million, $61 million of which is deferred over the next nine months.

The company entered into a definitive agreement to sell its Casualty Claims Solutions business on May 3, 2024 for $240 million in cash, subject to certain purchase price adjustments, which is expected to close during the third quarter of 2024.

Also, during the second quarter of 2024, the company used the proceeds from the completed divestitures to prepay $300 million of principal of the Term Loan B.

On June 8, 2024 Conduent entered into a share purchase agreement to repurchase all of the shares of the company's common stock beneficially owned by Carl Icahn and affiliates. The aggregate purchase price for the repurchase from Carl Icahn and affiliates was approximately $132 million.

Pre-tax income (loss) for the second quarter of 2024 was $300 million versus $(7) million in the prior year period. This increase is primarily driven by the gain on the transfer of the BenefitWallet portfolio and the sale of the Curbside Management and Public Safety businesses.

EXHIBIT 99.1
Second quarter's Adjusted EBITDA of $29 million and Adjusted EBITDA Margin of 3.6% exceeded the company's expectations.

Revenue and Adjusted Revenue for the second quarter of 2024 also exceeded the company's expectations.

Conduent's liquidity position remains strong with long-dated debt maturities and a modest net leverage ratio.

In the second quarter of 2024, the company repurchased approximately 43.3 million shares of its common stock in connection with its ongoing share repurchase program, including approximately 38 million shares of its common stock repurchased from Carl Icahn and affiliates, as mentioned above.

Additional Q2 2024 Performance Highlights

Conduent achieved several milestones in technology-led solutions, operational excellence and culture, including:

•Recognized as a Leader in Multi-Process HR Transformation Services for Large Enterprises by NelsonHall;
•Named to Newsweek's Top 100 Global Most Loved Workplaces® for 2024 for second consecutive year;
•Selected to provide Business Intelligence and Data Management technology services to Colorado Department of Health Care Policy and Financing;
•Implemented technologies for South Carolina Department of Social Services to combat fraud and enhance security for its EBT program;
•Significantly expanded relationship with one of the largest health insurance companies in the U.S. including both CXM and multichannel communications solutions; and
•Implemented Express Lanes tolling system for Virginia Department of Transportation.

EXHIBIT 99.1

FY 2024 Outlook(2,3)

	FY 2023 Actuals	FY 2024 Outlook(2,3)

Adj. Revenue(1)	$3,466M	$3,325M - $3,375M

Adj. EBITDA(1) / Adj. EBITDA Margin(1)	$264M / 7.6%	4% - 5%

(1) Refer to Appendix for definition and complete non-GAAP reconciliations of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS and Adjusted Free Cash Flow.
(2) Refer to Appendix for definition.
(3) Refer to Appendix for additional information regarding non-GAAP outlook.

EXHIBIT 99.1

Conference Call
Management will present the results during a conference call and webcast on August 7, 2024 at 9:00 a.m. ET.

The call will be available by live audio webcast along with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-407-4019 toll-free. If requested, the conference ID for this call is 13747159.

The international dial-in is 1-201-689-8337. The international conference ID is also 13747159.
A recording of the conference call will be available by calling 1-877-660-6853 three hours after the conference call concludes. The replay ID is 13747159.

The telephone recording will be available until August 21, 2024.

About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for its clients and the millions of people who count on them. The company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 55,000 associates, process expertise and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including disbursing approximately $100 billion in government payments annually, enabling 2.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 13 million tolling transactions every day. Learn more at www.conduent.com.

EXHIBIT 99.1
Non-GAAP Financial Measures
We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures.

EXHIBIT 99.1
Forward-Looking Statements

This press release, any exhibits or attachments to this release, and other public statements we make may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "expectations," "in front of us," "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "looking to continue," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," "as we progress," "going to," "path from here forward," "think," "path to deliver," "from here," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release or any attachment to this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our portfolio rationalization plans; our share repurchases; strength of our sales pipeline and balance sheet; our growth strategy; expectations regarding our trajectory toward top line growth, sequential margin improvement, less capital intensity and improved cash flow conversion; statements regarding portfolio divestitures, such as the sale of our Casualty Claims Solutions business, including all statements regarding anticipated timing of closing of and receipt of proceeds related to such divestitures; Conduent's liquidity position remaining strong; progress that we're making towards our billion dollars of deployable capital; and our projected financial performance for the full year 2024 and 2025, including all statements made under the section captioned “FY 2024 Outlook” within this release. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make.

Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: risks related to pending dispositions, including the company’s ability to realize the benefits anticipated from the sale of our Casualty Claims Solutions business to MedRisk, including as a result of a delay or failure to obtain certain required regulatory approvals or the failure of any other condition to the closing of the transaction such that the closing of the transaction is delayed or does not occur; unexpected costs, liabilities or delays in connection with the proposed transaction, the significant transaction costs associated with the proposed transaction, negative effects of the announcement, pendency or consummation of the transaction on the market price of our common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships, the risk of litigation or regulatory actions, our inability to retain and hire key personnel, the risk that certain contractual restrictions contained in the definitive transaction agreement during the pendency of the proposed transaction could adversely affect our ability to pursue business opportunities or strategic transactions; risks related to recently completed dispositions including the transfer of our BenefitWallet HSA, MSA and flexible spending

EXHIBIT 99.1
account portfolio and the sale of our Curbside Management and Public Safety Solutions businesses, including but not limited to our ability to realize the benefits anticipated from such transactions, unexpected costs, liabilities or delays in connection with such transactions, and the significant transaction costs associated with such transactions; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; risk and impact of geopolitical events and increasing geopolitical tensions (such as the wars in the Ukraine and Middle East), macroeconomic conditions, natural disasters and other factors in a particular country or region on our workforce, customers and vendors; our ability to deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; expectations relating to environmental, social and governance considerations; utilization of our stock repurchase program; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; risks related to divestitures and acquisitions; risk and impact of potential goodwill and other asset impairments; our significant indebtedness and the terms of such indebtedness; our failure to obtain or maintain a satisfactory credit rating and financial performance; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; increases in the cost of voice and data services or significant interruptions in such services; our ability to receive dividends or other payments from our subsidiaries; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2023 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.

EXHIBIT 99.1
# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2024	2023	2024	2023
Revenue	$828	$915	$1,749	$1,837

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	677	704	1,412	1,424
Selling, general and administrative (excluding depreciation and amortization)	115	118	231	229
Research and development (excluding depreciation and amortization)	1	1	3	3
Depreciation and amortization	51	57	113	118
Restructuring and related costs	8	13	17	42
Interest expense	19	27	46	54
(Gain) loss on divestitures and transaction costs, net	(347)	3	(508)	5
Litigation settlements (recoveries), net	1	(1)	5	(22)
Loss on extinguishment of debt	3	—	5	—
Other (income) expenses, net	—	—	(2)	(1)
Total Operating Costs and Expenses	528	922	1,322	1,852

Income (Loss) Before Income Taxes	300	(7)	427	(15)

Income tax expense (benefit)	84	—	112	(2)
Net Income (Loss)	$216	$(7)	$315	$(13)

Net Income (Loss) per Share:
Basic	$1.10	$(0.04)	$1.54	$(0.08)
Diluted	$1.07	$(0.04)	$1.51	$(0.08)

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net Income (Loss)	$216	$(7)	$315	$(13)
Other Comprehensive Income (Loss), Net(1)
Currency translation adjustments, net	(16)	4	(27)	21
Unrecognized gains (losses), net	(1)	—	(1)	1
Other Comprehensive Income (Loss), Net	(17)	4	(28)	22

Comprehensive Income (Loss), Net	$199	$(3)	$287	$9

(1)All amounts are net of tax. Tax effects were immaterial.

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$300	$498
Accounts receivable, net	518	559
Assets held for sale	43	180
Contract assets	149	178
Other current assets	342	240
Total current assets	1,352	1,655
Land, buildings and equipment, net	179	197
Operating lease right-of-use assets	175	191
Intangible assets, net	15	32
Goodwill	637	651
Other long-term assets	422	436
Total Assets	$2,780	$3,162
Liabilities and Equity
Current portion of long-term debt	$33	$34
Accounts payable	136	174
Accrued compensation and benefits costs	171	183
Unearned income	95	91
Liabilities held for sale	22	58
Other current liabilities	362	328
Total current liabilities	819	868
Long-term debt	789	1,248
Deferred taxes	48	30
Operating lease liabilities	144	157
Other long-term liabilities	83	84
Total Liabilities	1,883	2,387

Series A convertible preferred stock	142	142

Common stock	2	2
Treasury stock, at cost	(196)	(27)
Additional paid-in capital	3,947	3,938
Retained earnings (deficit)	(2,539)	(2,849)
Accumulated other comprehensive loss	(463)	(435)
Total Conduent Inc. Equity	751	629
Non-controlling Interest	4	4
Total Equity	755	633
Total Liabilities and Equity	$2,780	$3,162

Shares of common stock issued and outstanding	163,779	211,509
Shares of series A convertible preferred stock issued and outstanding	120	120
Shares of common stock held in treasury	56,942	8,841

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$216	$(7)	$315	$(13)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	51	57	113	118
Contract inducement amortization	—	1	1	2
Deferred income taxes	5	(6)	18	(14)
Amortization of debt financing costs	1	1	2	2
Loss on extinguishment of debt	3	—	5	—
(Gain) loss on divestitures and sales of fixed assets, net	(369)	—	(533)	—
Stock-based compensation	5	6	8	8
Changes in operating assets and liabilities	47	(62)	(7)	(125)
Net cash provided by (used in) operating activities	(41)	(10)	(78)	(22)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(18)	(9)	(31)	(20)
Cost of additions to internal use software	(7)	(11)	(15)	(22)
Proceeds from divestitures	435	—	599	—
Net cash provided by (used in) investing activities	410	(20)	553	(42)
Cash Flows from Financing Activities:
Proceeds from revolving credit facility	30	—	30	—
Payments on revolving credit facility	(30)	—	(30)	—
Payments on debt	(328)	(10)	(503)	(20)
Treasury stock purchases	(151)	(1)	(168)	(1)
Taxes paid for settlement of stock-based compensation	—	1	(5)	(6)
Dividends paid on preferred stock	(3)	(3)	(5)	(5)
Net cash provided by (used in) financing activities	(482)	(13)	(681)	(32)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	1	(6)	3
Increase (decrease) in cash, cash equivalents and restricted cash	(117)	(42)	(212)	(93)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	424	547	519	598
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$307	$505	$307	$505
 ___________
(1)Includes $7 million and $5 million restricted cash as of June 30, 2024 and 2023, respectively, that were included in Other current assets on their respective Condensed Consolidated Balance Sheets.

Appendix

Definitions

Net ARR Activity Metric (TTM)

Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The

EXHIBIT 99.1
metric is for indicative purposes only. This metric excludes non-recurring revenue signings. This metric is not indicative of any specific 12 month timeframe.

New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12.

New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the period related to new logo, new service line or expansion with existing customers.

TTM: Trailing twelve months.

PBT: Profit before tax.

Non-GAAP Financial Measures

We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under Accounting Standards Codification 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Revenue, Adjusted Profit Before Tax, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate

We make adjustments to Net Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Profit Before Tax, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate:

•Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.
•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Goodwill impairment. This represents goodwill impairment charges related to entering the agreement to transfer the BenefitWallet portfolio.

EXHIBIT 99.1
•(Gain) loss on divestitures and transaction costs, net. Represents (gain) loss on divested businesses and transaction costs.
•Litigation settlements (recoveries), net represents settlements or recoveries for various matters subject to litigation.
•Loss on extinguishment of debt. This represents write-off related debt issuance costs related to prepayments of debt.
•Other charges (credits). This includes Other (income) expenses, net on the Condensed Consolidated Statements of Income (loss) and other insignificant (income) expenses and other adjustments.
•Divestitures. Revenue and Adjusted EBITDA of divested businesses are excluded.

The company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin

We make adjustments to Costs and Expenses and Operating Margin for the following items, as applicable, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•Goodwill impairment.
•Loss on extinguishment of debt.
•(Gain) loss on divestitures and transaction costs, net.
•Litigation settlements (recoveries), net.
•Other charges (credits).
•Divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

•Restructuring and related costs.
•Goodwill impairment.
•Loss on extinguishment of debt.
•(Gain) loss on divestitures and transaction costs, net.
•Litigation settlements (recoveries), net.
•Other charges (credits).
•Divestitures.

EXHIBIT 99.1

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the condensed consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for litigation insurance recoveries, transaction costs, taxes paid on gains from divestitures and litigation recoveries, proceeds from failed sale-leaseback transactions and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Revenue at Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate.

Non-GAAP Outlook

In providing the Full Year 2024 outlook for Adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA is reflected in the table below. We are providing such outlook only on a non-GAAP basis because the company is unable without unreasonable efforts to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. Full Year 2024 Outlook for Adjusted Free Cash Flow is provided as a factor of expected Adjusted EBITDA, and such outlook is only available on a non-GAAP basis for the reasons described above. For the same reason, we are unable to provide a GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Revenue, Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows (see footnotes on last page of Non-GAAP reconciliations):

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
ADJUSTED REVENUE
Revenue	$828	$915	$1,749	$1,837
Adjustment:
Divestitures(1)	(17)	(64)	(80)	(126)
Adjusted Revenue	811	851	1,669	1,711
Foreign currency impact	1	(1)	—	2
Revenue at Constant Currency	$812	$850	$1,669	$1,713

ADJUSTED NET INCOME (LOSS)
Net Income (Loss)	$216	$(7)	$315	$(13)
Adjustments:
Amortization of acquired intangible assets(2)	2	2	3	4
Restructuring and related costs	8	13	17	42
Loss on extinguishment of debt	3	—	5	—
(Gain) loss on divestitures and transaction costs, net	(347)	3	(508)	5
Litigation settlements (recoveries), net	1	(1)	5	(22)
Other charges (credits)	—	—	(2)	(1)
Total Non-GAAP Adjustments	(333)	17	(480)	28
Income tax adjustments(3)	92	(4)	124	(7)
Adjusted Net Income (Loss) Before Adjustment for Divestitures	(25)	6	(41)	8
Divestitures(1)	(4)	(24)	(26)	(45)
Adjusted Net Income (Loss)	$(29)	$(18)	$(67)	$(37)

ADJUSTED EFFECTIVE TAX
Income (Loss) Before Income Taxes	$300	$(7)	$427	$(15)
Adjustments:
Total Non-GAAP Adjustments	(333)	17	(480)	28
Adjusted PBT Before Adjustment for Divestitures	(33)	10	(53)	13
Divestitures(1)	(4)	(24)	(26)	(45)
Adjusted PBT	$(37)	$(14)	$(79)	$(32)

Income tax expense (benefit)	$84	$—	$112	$(2)
Income tax adjustments(3)	(92)	4	(124)	7
Adjusted Income Tax Expense (Benefit)	(8)	4	(12)	5
Adjusted Net Income (Loss)	$(29)	$(18)	$(67)	$(37)

EXHIBIT 99.1

CONTINUED	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
ADJUSTED OPERATING INCOME (LOSS)
Income (Loss) Before Income Taxes	$300	$(7)	$427	$(15)
Adjustments:
Total non-GAAP adjustments	(333)	17	(480)	28
Interest expense	19	27	46	54
Adjusted Operating Income (Loss) Before Adjustment for Divestitures	(14)	37	(7)	67
Divestitures(1)	(4)	(24)	(26)	(45)
Adjusted Operating Income (Loss)	$(18)	$13	$(33)	$22

ADJUSTED EBITDA
Net Income (Loss)	$216	$(7)	$315	$(13)
Income tax expense (benefit)	84	—	112	(2)
Depreciation and amortization	51	57	113	118
Contract inducement amortization	—	1	1	2
Interest expense	19	27	46	54
EBITDA Before Adjustment for Divestitures	370	78	587	159
Divestitures(1)	(4)	(24)	(26)	(45)
Divestitures depreciation and amortization(1)	(2)	(5)	(8)	(10)
EBITDA	364	49	553	104
Adjustments:
Restructuring and related costs	8	13	17	42
(Gain) loss on divestitures and transaction costs, net	(347)	3	(508)	5
Litigation settlements (recoveries), net	1	(1)	5	(22)
Loss on extinguishment of debt	3	—	5	—
Other charges (credits)	—	—	(2)	(1)
Adjusted EBITDA	$29	$64	$70	$128

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin and Adjusted EBITDA Margin were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts are in whole dollars, shares are in thousands and margins and rates are in %)	2024	2023	2024	2023
ADJUSTED DILUTED EPS(4)
Weighted Average Common Shares Outstanding	194,539	218,394	201,159	218,396
Adjustments:
Restricted stock and performance units / shares	—	928	—	805
Adjusted Weighted Average Common Shares Outstanding	194,539	219,322	201,159	219,201

Diluted EPS from Continuing Operations	$1.07	$(0.04)	$1.51	$(0.08)
Adjustments:
Total non-GAAP adjustments	(1.68)	0.07	(2.36)	0.12
Income tax adjustments(3)	0.47	(0.02)	0.62	(0.03)
Adjusted Diluted EPS	$(0.14)	$0.01	$(0.23)	$0.01

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	28.2%	(3.3)%	26.3%	9.2%
Adjustments:
Total non-GAAP adjustments	(4.6)%	45.5%	(3.2)%	31.3%
Adjusted Effective Tax Rate(3)	23.6%	42.2%	23.1%	40.5%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	36.2%	(0.8)%	24.4%	(0.8)%
Adjustments:
Total non-GAAP adjustments	(40.2)%	1.8%	(27.4)%	1.5%
Interest expense	2.3%	3.0%	2.6%	2.9%
Margin for Adjusted Operating Income Before Adjustment for Divestitures	(1.7)%	4.0%	(0.4)%	3.6%
Divestitures(1)	(0.5)%	(2.5)%	(1.6)%	(2.3)%
Margin for Adjusted Operating Income	(2.2)%	1.5%	(2.0)%	1.3%

ADJUSTED EBITDA MARGIN
EBITDA Margin Before Adjustment for Divestitures	44.7%	8.5%	33.6%	8.7%
Adjustments:
Divestitures(1)	0.2%	(2.7)%	(0.5)%	(2.6)%
EBITDA Margin	44.9%	5.8%	33.1%	6.1%
Total non-GAAP adjustments	(40.5)%	1.7%	(27.7)%	1.3%
Divestitures(1)	(0.2)%	2.7%	0.5%	2.6%
Adjusted EBITDA Margin Before Adjustment for Divestitures	4.2%	10.2%	5.9%	10.0%
Divestitures(1)	(0.6)%	(2.7)%	(1.7)%	(2.5)%
Adjusted EBITDA Margin	3.6%	7.5%	4.2%	7.5%

EXHIBIT 99.1

Free Cash Flow and Adjusted Free Cash Flow Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Operating Cash Flow	$(41)	$(10)	$(78)	$(22)
Cost of additions to land, buildings and equipment	(18)	(9)	(31)	(20)
Cost of additions to internal use software	(7)	(11)	(15)	(22)
Free Cash Flow	$(66)	$(30)	$(124)	$(64)
Free Cash Flow	$(66)	$(30)	$(124)	$(64)
Transaction costs	8	2	11	3
Vendor finance lease payments	(4)	(3)	(9)	(7)
Tax payment related to divestitures and litigation recoveries	7	5	7	5
Adjusted Free Cash Flow	$(55)	$(26)	$(115)	$(63)
__________
(1)Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.
(2)Included in Depreciation and amortization on the Condensed Consolidated Statements of Income (Loss).
(3)The tax impact of Adjusted Pre-tax income (loss) was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the Total Non-GAAP adjustments.
(4)Average shares for the 2024 and 2023 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of preferred stock dividend of approximately $3 million each quarter.